                                                                    EXHIBIT 99.1


 CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO 18 U.S.C. SECTION 1350

     The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer of Park Pharmacy Corporation, a privately-held Texas corporation (the "Company"), and hereby further certifies as follows.

         1. The Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as amended, which this certificate accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2. The information contained in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as amended, which this certificate accompanies, fairly presents, in all material respects, the financial condition and results of operations of the Company.

     In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

                                       /s/ Craig Mackey
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                                       Craig Mackey
                                       President and Chief Executive Officer

Date:  9/30/02

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